UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2016

Syntel, Inc.

(Exact name of registrant as specified in its charter)

Michigan	000-22903	38-2312018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 E. Big Beaver Road, Suite 300, Troy, Michigan	48083
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 619-2800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follwing provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Nitin Rakesh has stepped down as Chief Executive Officer, President and Director of Syntel, Inc. (“Syntel”) effective October 31, 2016.

(c) On November 3, 2016, the Board of Directors of Syntel appointed Rakesh Khanna, formerly Chief Operating Officer, as Interim Chief Executive Officer and President of Syntel effective immediately. Mr. Khanna, age 54, has served as Chief Operating Officer of Syntel since January 2012. He previously served as President, Business Unit Head - Banking and Financial Services for Syntel from July 2005 to December 2011.

Also on November 3, 2016, the Board of Directors of Syntel appointed Prashant Ranade, formerly Executive Vice Chairman, as Co-Chairman of the Syntel Board effective immediately. Prashant Ranade has served as Executive Vice Chairman since April 2014. He previously served as Chief Executive Officer and President of Syntel from February 2010 to April 2014. He has served as a director of Syntel since June 2007.

A press release announcing these events is attached to this Report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number

99.1	Press Release dated November 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syntel, Inc.
(Registrant)

Date	November 4, 2016	By	/s/ Daniel M. Moore
Daniel M. Moore, Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 4, 2016.

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